PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CONFERENCE CALL FOR FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND AND FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND

WHEATON, IL -- (BUSINESS WIRE) -- February 25, 2014 -- First Trust Advisors L.P. ("FTA") announced today that First Trust/Aberdeen Global Opportunity Income Fund (NYSE: FAM) and First Trust/Aberdeen Emerging Opportunity Fund (NYSE: FEO) (each a "Fund" or collectively, the "Funds") intend to host a conference call with Aberdeen Asset Management, Inc. ("Aberdeen"), the Funds' investment sub-advisor, on TUESDAY, MARCH 11, 2014, AT 10:15 A.M. CENTRAL TIME. The purpose of the call is to hear Aberdeen's portfolio management teams provide updates for the Funds.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 45699554. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (855) 859-2056; International (404) 537-3406; and Passcode # 45699554. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, April 11, 2014.

FAM is a diversified, closed-end management investment company that seeks to provide a high level of current income. As a secondary objective, the Fund seeks capital appreciation. The Fund pursues these investment objectives by investing in the world bond markets through a diversified portfolio of investment grade and below-investment grade government and corporate debt securities.

FEO is a closed-end management investment company that seeks to provide a high level of total return. The Fund seeks to achieve its investment objective by investing at least 80% of its managed assets in a diversified portfolio of equity and fixed-income securities of issuers in emerging market countries.

First Trust Advisors L.P., the Funds' investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $86 billion as of January 31, 2014, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Aberdeen Asset Management Inc. ("Aberdeen") serves as the Funds' investment sub-advisor. Aberdeen is a wholly owned subsidiary of Aberdeen Asset Management PLC which is the parent company of an asset management group managing approximately $320.6 billion in assets as of December 31, 2013, including approximately $57.7 billion in global fixed-income securities, for a range of pension funds, financial institutions, investment trusts, unit trusts, offshore funds, charities and private clients.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com in advance of the call and refer to Aberdeen by Friday, March 7, 2014, 6:00 P.M. Eastern Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

Risk Considerations:

The Funds' may invest in fixed-income securities of issuers located in countries considered to be emerging markets. Investments in such securities are considered speculative. In addition to the general risks of investing in non-U.S. securities, heightened risks of investing in emerging markets securities include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible restrictions on repatriation of investment income and capital. Furthermore, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

FAM Principal Risk Factors: The Fund is subject to various risks, including:
Investment and Market Risk, Management Risk, Non-Investment Grade Securities Risk, Fixed-Income Securities Risk, Interest Rate Risk, Non-U.S. Securities Risk, Government Securities Risk, Non-U.S. Government Securities Risk, Country Risk, Currency Risk, Market Discount From Net Asset Value, Leverage Risk, Derivatives Risk, Credit Linked Notes Risk, Portfolio Turnover Risk, Market Disruption Risk, Inflation Risk, Illiquid/Restricted Securities Risk, Certain Affiliations, Anti-Takeover Provisions, Secondary Market for the Fund's Shares, Lending Portfolio Securities.

FEO Principal Risk Factors: The Fund is subject to various risks, including:
Investment and Market Risk, Management Risk, Emerging markets Risk, Equity Securities Risk, Fixed-Income Securities Risk, Interest Rate Risk, Non-Investment Grade Securities Risk, Non-U.S. Securities Risk, Government Securities Risk, Non-U.S. Government Securities Risk, Currency Risk, Preferred Stock Risk, Convertible Securities Risk, Asset-Backed Securities Risk, Credit Linked Notes Risk, Credit Default Swaps Risk, Smaller Capitalization Risk, Market Discount From Net Asset Value, Leverage Risk, Derivatives Risk, Portfolio Turnover Risk, Market Disruption Risk, Inflation Risk, Illiquid/Restricted Securities Risk, Certain Affiliations, Anti-Takeover Provisions, Secondary Market for the Fund's Shares, Lending Portfolio Securities.

The risks of investing in each Fund are spelled out in the prospectus, shareholder reports and other regulatory filings.

Each Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN -- (630) 915-6784

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Source:  First Trust Advisors L.P.